                                                            EXHIBIT 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 16, 2000 included in Oracle Corporation's Form 10-K for the year ended May 31, 2000.

/s/ Arthur Andersen L.L.P.

San Jose, California
February 2, 2001